UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 17, 2024
Gates Industrial Corporation plc
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1144 Fifteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	GTES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 17, 2024, Gates Industrial Corporation plc (the “Company”) announced that its Board of Directors has appointed John Patouhas to serve as Senior Vice President and Chief Accounting Officer, effective June 17, 2024 (the “Effective Date”). Mr. Patouhas will assume the responsibilities of the Company’s principal accounting officer from L. Brooks Mallard, who will remain the Company’s Executive Vice President, Chief Financial Officer and principal financial officer, as of the Effective Date.
Mr. Patouhas, age 57, previously served as Vice President and Chief Accounting Officer of Tenneco, a designer, manufacturer and marketer of automotive products for original equipment and aftermarket customers from January 2015 to May 2024. From 2015 to 2018, Mr. Patouhas served as Vice President and Chief Accounting Officer at Federal-Mogul Holdings Corporation and Federal-Mogul Motorparts, which Tenneco acquired in 2018. Before joining Tenneco and Federal-Mogul, Mr. Patouhas served in various corporate controller and finance roles of increasing responsibility at Altair Engineering, HHI Group Holdings, TRW Automotive, Hayes Lemmerz International, Collins & Aikman, MCN Energy, and CMS Energy from 1995 to 2015, and as an auditor at Deloitte & Touche from 1991 to 1995. Mr. Patouhas holds an MBA in Finance and a BBA in Accounting, both from Wayne State University. Mr. Patouhas is a CPA and CGMA.
In connection with his appointment, the Company and Mr. Patouhas entered into an offer letter, which provides that he will receive an annual base salary of $440,000 and be eligible for an annual bonus in accordance with the Company’s Global Bonus Policy with a target bonus opportunity of 55% of base salary (for 2024, without proration). In addition, the offer letter provides that Mr. Patouhas will be eligible to participate in the Gates Corporation Long-Term Incentive Plan, effective with the first annual grant cycle following his first day of employment with the Company, with an annual target long-term incentive opportunity of 70% of base salary. Mr. Patouhas will also receive a one-time grant of 10,000 restricted stock units on the Effective Date. Mr. Patouhas will also receive certain relocation assistance and will be eligible to participate in the Company’s other benefit offerings for its senior management team, including the Company’s executive severance plan.
There is no arrangement or understanding between Mr. Patouhas and any other person pursuant to which Mr. Patouhas was selected as the Company’s Senior Vice President and Chief Accounting Officer. Mr. Patouhas does not have any family relationship with any of the Company’s executive officers or directors, nor has he engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
A copy of the Company's press release relating to the announcement described in Item 5.02, dated June 17, 2024, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
99.1	Press release dated June 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC (Registrant)
By:	/s/ L. Brooks Mallard
	Name:	L. Brooks Mallard
	Title:	Chief Financial Officer
Date: June 17, 2024